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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 9, 2001, except for the fourth paragraph of Note 16, as to which the date is March 21, 2001, with respect to the consolidated financial statements of Apache Medical Systems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

1) No. 333-88745
2) No. 333-88747
3) No. 333-36423
4) No. 333-36425
5) No. 333-23731
6) No. 333-23749
7) No. 333-04106

                                                          /s/Ernst & Young LLP

McLean, Virginia
March 30, 2001